Exhibit 99.1
Joint Filer Information

Name:

St. Paul Fire and Marine Insurance Company

Address:

385 Washington Street
St. Paul, MN 55102

Designated Filer:

The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:

Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:

5/2/06

Signature:

By: /s/ Steven L.P. Schwen
Its: Authorized Representative



Name:

Split Rock Partners, LLC

Address:

10400 Viking Drive, Suite 550
Eden Prairie, MN 55344

Designated Filer:

The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:

Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:

5/2/06

Signature:

By:  /s/ Steven L.P. Schwen
Its: Chief Financial Officer